EXHIBIT 99.1


FOR IMMEDIATE RELEASE

EX DATE TO BE SET FOR EARTH SCIENCES SHARES

LITTLETON, CO - August 22, 2003 - Earth Sciences, Inc. (OTCBB:ESCI), today announced that the National Association of Securities Dealers is expected to set the ex date, or the date on which ESCI shares may be traded without the ADA-ES share distribution, when the Company is informed by the U.S. Securities and Exchange Commission that the Form 10-SB has been cleared from further comments. It is expected that this will take place within the next few weeks.

ESCI shareholders who sell after the August 29th record date and before the ex date will be required to deliver the ADA-ES shares along with the ESCI shares sold.

About ADA-ES
Headquartered in Littleton, Colorado, ADA-ES, Inc., a subsidiary of Earth Sciences, develops and implements proprietary environmental technology and specialty chemicals that mitigate the environmental impact from electric power and industrial companies while reducing operating costs.

This press release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The United States Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements in this document that are based on information the Company believes reasonable, but such projections and statements involve significant uncertainties. Actual events or results - including predicted revenues and achievement of positive cash flow -- could differ materially from those discussed in the forward-looking statements as a result of various factors including but not limited to changing market demand for ADA-ES chemicals and systems and changes in technology, laws or regulations, demand for the company's securities, and other factors discussed in the company's filing with the U.S. Securities and Exchange Commission .

Contact:
ADA-ES, Inc.				-or-	Investor Relations Counsel
Michael D. Durham, Ph.D., MBA,	The Equity Group Inc.
President                           Loren G. Mortman, (212) 836-9604
Mark H. McKinnies, CFO              www.theequitygroup.com
(303) 734-1727	                  LMortman@equityny.com
www.adaes.com 			      Lauren Barbera, (212) 836-9610
					      LBarbera@equityny.com

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